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EXHIBIT 99.1

Press Release

CTN Media Group Signs Contract to Sell Market Place Media, Will Use Proceeds to Pay Off Substantially All Bank Debt And Strengthen College Television Network

CTN Will Now Focus Resources on Its Core Business, College Television Network, The Nation's Fastest Growing Young Adult Broadcast Network

NEW YORK, June 4 /PRNewswire/—CTN Media Group, Inc. (Nasdaq: UCTN-news) today announced that it has entered into a definitive Stock Purchase Agreement to sell Armed Forces Communications, Inc., d/b/a Market Place Media (MPM), its wholly owned subsidiary, for $28 million. CTN will use the proceeds of the sale to repay substantially all of its bank debt and to strengthen its core business, College Television Network. MPM will be purchased by Schroder Ventures US and members of the current MPM management team. CTN Media Group will obtain written stockholder approval and will be sending out an information statement to all of its stockholders describing this transaction. The expected closing date is on or before July 15, 2001. CTN intends to obtain another revolving line of credit for seasonal working capital needs in the future.

"As a result of the anticipated sale of MPM, CTN Media Group will have the ability to pay off substantially all of the company's bank debt," said Jason Elkin, Chairman and CEO of CTN Media Group. "Just as importantly, CTN is now poised to grow by relying on its own revenues. We intend to focus all of our revenues and energies on our core business, College Television Network. CTN is the nation's fastest growing broadcast network for young adults, reaching an estimated audience of 1.5 million viewers each day at more than 1,900 contracted college locations across the country. We now have an experienced sales force in place to ensure that advertisers nationwide understand the power and reach of College Television Network."

Schroder Ventures is one of the world's largest international buy-out and venture capital groups. Schroder Ventures has operations in 10 countries on three continents advising 24 funds with committed capital of over $7 billion. Schroder Ventures US was formed in February 1999 to capitalize on investment opportunities in the United States by leveraging the expertise of its principals and the vast resources of the global Schroder Ventures network.

CTN Media Group has attracted significant investment partners. Willis Stein & Partners, a leading private equity firm, is the controlling shareholder in CTN. Willis Stein & Partners specializes in investments with media communications companies.

This press release contains forward-looking statements regarding the Company's business strategy and future plans of operation, including statements relating to the Company's ability to close the sale of MPM, obtain new financing, increase revenue by focusing more resources on enhancing the Network and its ability to substantially increase its sales force. Forward-looking statements involve known and unknown risks and uncertainties and actual results might differ materially from the forward-looking statements. Risks which may cause the actual results and performance to differ materially from the future results expressed or implied by such forward-looking statements, include, but are not limited to, the inability of the company to obtain a replacement bank facility on reasonable terms, or at all; failure of third parties to fulfill contracted commitments, failure of the Company to meet revenue goals; inability of the Company to satisfy future financing needs, if any; decrease in the Company's stock price; and the failure of the Company to retain and keep high level management, including salespeople, as well as other important factors, including those mentioned in various filings with the Securities and Exchange Commission made periodically by the Company (available to the public at http://www.sec.gov). The forward-looking statements contained in this press release speak only as of the date hereof and the Company disclaims any obligation to provide public updates, revisions and or amendments to any forward-looking statements made herein to reflect changes in the Company's expectations or future events.

For further information for CTN Media Group, please call either Jason Elkin, Chairman and CEO, or Neil Dickson, Chief Operating Officer, at 404-256-4444. For further information for Schroder Ventures US Fund, please call Molly Morse, Kekst and Company, at 212-521-4826.

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  EXHIBIT 99.1